UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2018
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-31219	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices) (Zip Code)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
The information set forth under “Item 2.01-Completion of Acquisition or Disposition of Assets” below is incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On April 2, 2018, Energy Transfer Partners, L.P. (the “Partnership”) and certain of its affiliates completed their previously announced contribution to USA Compression Partners, LP (“USAC”) of all of the issued and outstanding membership interests of CDM Resource Management LLC (“CDM”) and CDM Environmental & Technical Services LLC (“CDM E&T” and, together with CDM, the “CDM Entities”), in exchange for aggregate consideration of approximately $1.7 billion (the “Consideration”), consisting of (i) 19,191,351 common units representing limited partner interests in USAC (“USAC Common Units”), (ii) 6,397,965 Class B units representing limited partner interests in USAC (“USAC Class B Units”) and (iii) $1.232 billion in cash (including customary closing adjustments) (collectively, the “Contribution”). The USAC Class B units issued to the Partnership will not pay quarterly cash distributions for the first four quarters following closing and will convert into USAC Common Units on a one-for-one basis after such time.
In connection with the closing of the Contribution, and as previously disclosed in the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2018, the Partnership entered into (i) a registration rights agreement (the “Registration Rights Agreement”) with USAC, USA Compression Holdings, LLC (“USAC Holdings”) and Energy Transfer Equity, L.P. (“ETE”) and (ii) a transition services agreement (the “Transition Services Agreement”) with certain of its subsidiaries and USAC. Pursuant to the Registration Rights Agreement, the Partnership has certain rights to require USAC to file and maintain the effectiveness of a registration statement with respect to the re-sale of the USAC Common Units owned by the Partnership (including USAC Common Units issued upon the conversion of the USAC Class B Units), and under certain circumstances, to require USAC to initiate underwritten offerings for such USAC Common Units. In addition, subject to certain exceptions, the Partnership has agreed to certain transfer restrictions relating to the USAC Common Units. Pursuant to the Transition Services Agreement, the Partnership and its affiliates have agreed to provide certain transition services to USAC and its affiliates for a period of 90 days following the closing of the Contribution.
The foregoing description of the Registration Rights Agreement and the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Registration Rights Agreement and Transition Services Agreement, as applicable, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and are incorporated into this Item 2.01 by reference.

Item 7.01.	Regulation FD Disclosure.
On April 2, 2018, the Partnership, ETE and USAC issued a joint press release announcing the closing of the Contribution. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 and the press release attached hereto as Exhibit 99.1 relating to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of the Exhibit
2.1
Contribution Agreement, dated as of January 15, 2018, by and among USA Compression Partners, LP, Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., ETC Compression, LLC and, solely for certain purposes therein, Energy Transfer Equity, L.P. (incorporated by reference herein to Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed on January 15, 2018).

10.1*	Registration Rights Agreement, dated as of April 2, 2018, by and among Energy Transfer Partners, L.P., Energy Transfer Equity, L.P., USA Compression Partners, LP and USA Compression Holdings, LLC.
10.2*
Transition Services Agreement, dated as of April 2, 2018, by and among USA Compression Partners, LP, CDM Resource Management LLC, CDM Environmental & Technical Services LLC and Energy Transfer Partners, L.P.

99.1*	Press Release, dated as of April 2, 2018.
______________
* Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

		By:	Energy Transfer Partners GP, L.P.
its general partner

		By:	Energy Transfer Partners, L.L.C.
its general partner

Date:	April 2, 2018	By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Chief Financial Officer